SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2001

MARSHALL & ILSLEY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 765-7801

       Item 5. Other Events.

       On June 28, 2001, Marshall & Ilsley Corporation ("M&I") and Diversified Business Credit, Inc. ("DBCI"), a subsidiary of National City Bancorporation, entered into a letter agreement regarding the prepayment of certain of DCBI's senior notes and the termination of associated interest rate swap agreements. The letter agreement is attached hereto and is incorporated herein by reference.

       On July 12, 2001, M&I issued a press release regarding M&I's financial results for the second quarter of 2001. The July 12, 2001 press release is attached hereto and is incorporated herein by reference.

       Item 7. Financial Statements and Exhibits.

       (c)       Exhibits

Exhibit No.	Description

99.1	Letter Agreement between M&I and DCBI dated June 28, 2001
99.2	Press release dated July 12, 2001

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2001	MARSHALL & ILSLEY CORPORATION

By: /s/ M.A. Hatfield M.A. Hatfield Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement between M&I and DCBI dated June 28, 2001
99.2	Press release dated July 12, 2001